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                                                                    EXHIBIT 23.3

The Board of Directors of
Albany Molecular Research, Inc.:

    We consent to the reference to our firm under the caption "Experts" contained in the Registration Statement on Form S-3 of Albany Molecular Research, Inc. and the prospectus forming a part thereof.

                                        /s/ OSTROLENK, FABER, GERB & SOFFEN, LLP
                                        ----------------------------------------
                                        OSTROLENK, FABER, GERB & SOFFEN, LLP

September 15, 2000